EXHIBIT 23.2
                                                                      (Form S-8)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Manitowoc Company, Inc. 1995 Stock Plan of The Manitowoc Company, Inc. of our report dated April 19, 2001, with respect to the consolidated financial statements of Potain Group S.A. included in The Manitowoc Company, Inc.'s Current Report on Form 8-K dated May 9, 2001, filed with the Securities and Exchange Commission.

                                              Ernst & Young Audit

                                              /s/ Ernst & Young Audit

                                              Represented by Daniel Mary-Dauphin



September 13, 2002
Lyon, France